Exhibit 99.1
NEWS

FOR RELEASE: 5:00AM CT, Wednesday, August 24, 2005

CHARTER COMMUNICATIONS ANNOUNCES PRIVATE
DEBT EXCHANGE OFFERS FOR $8.4 BILLION OF DEBT SECURITIES

ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) announced today that Charter Communications Holdings, LLC ("Charter Holdings") and its wholly owned subsidiaries, CCH I, LLC ("CCH I") and CCH I Holdings, LLC ("CIH"), are commencing private offers to exchange any and all of the $8.4 billion aggregate principal amount of outstanding debt securities listed below of Charter Holdings (the "Old Notes") in a private placement for new debt securities.

The offer is made only to qualified institutional buyers and institutional accredited investors inside the United States and to certain non-U.S. investors located outside the United States. The purpose of these private exchange offers is to improve Charter Holdings’ financial flexibility by extending debt maturities and reducing indebtedness.

CCH I is offering to issue $3.525 billion aggregate principal amount of new 11.00% Senior Secured Notes due 2015 of CCH I (the "CCH I Notes") in exchange for Old Notes that mature in 2009 and 2010 ("Old 2009-2010 Notes"). Of that amount, up to $750 million (subject to increase) principal amount of CCH I notes is issuable in exchange for Old Notes that mature in 2011 and 2012 ("Old 2011-2012 Notes"). In addition, CIH is offering to issue $4.262 billion aggregate principal amount of various series of Senior Accreting Notes due 2014 and 2015 (the "CIH Notes") in exchange for any and all of the Old 2011-2012 Notes.

For each $1,000 principal amount of tendered Old 2011-2012 Notes, CIH will issue CIH Notes with a principal amount of $1,000 and the same coupon as the corresponding series of Old 2011-2012 Notes. The principal amount of CCH I Notes issuable in exchange for each $1,000 principal amount of Old Notes is listed in the table below.

			CCH I Notes per $1,000 Principal Amount of Old Notes
CUSIP	Principal Amount Outstanding	Old Notes to be Exchanged for CCH I Notes	Exchange Consideration	Early Participation Payment	Total Consideration

2009-2010 Notes
16117PAE0	$1,244,067,000	8.625% Senior Notes due 2009	$780.00	$50.00	$830.00
16117PAK6	640,437,000	10.00% Senior Notes due 2009	808.75	50.00	858.75
16117PAT7	874,000,000	10.75% Senior Notes due 2009	811.25	50.00	861.25
16117PAZ3	639,567,000	9.625% Senior Notes due 2009	778.75	50.00	828.75
16117PAL4	318,195,000	10.25% Senior Notes due 2010	778.75	50.00	828.75
16117PAM2	449,500,000	11.75% Senior Discount Notes due 2010 (fully accreted)	813.75	50.00	863.75
2011-2012 Notes
16117PAV2	$500,000,000	11.125% Senior Notes due 2011	$748.75	$50.00	$798.75
16117PAF7	1,108,180,000	9.920% Senior Discount Notes due 2011 (fully accreted)	731.25	50.00	781.25
16117PBB5	709,630,000	10.00% Senior Notes due 2011	731.25	50.00	781.25
16117PBD1	939,306,000	11.75% Senior Discount Notes due 2011	670.00	50.00	720.00
16117PAW0	675,000,000	13.50% Senior Discount Notes due 2011	768.75	50.00	818.75
16117PBH2	329,720,000	12.125% Senior Discount Notes due 2012	597.50	50.00	647.50

The CCH I Notes will mature on October 1, 2015 and will be secured by a pledge of 100% of the equity interests of CCH I’s subsidiary, CCH II, LLC. Each series of CIH Notes will mature three years after the maturity date of the corresponding series of Old 2011-2012 Notes. Each series of CIH Notes will pay cash interest on 100% of the principal amount at the same rate, and on the same dates, as the corresponding series of Old 2011-2012 Notes. The accreted value of each series of CIH Notes will initially be $800 per $1,000 principal amount and will accrete on a straight-line basis to $1,000 per $1,000 principal amount on September 30, 2007.

All CCH I Notes and CIH Notes will be structurally senior to any Old Notes that remain outstanding after consummation of the exchange offers. CCH I is a direct subsidiary of CIH and CIH is a direct subsidiary of Charter Holdings.

Tenders of Old 2009-2010 Notes are not subject to proration. Tenders of Old 2011-2012 Notes for CIH Notes are also not subject to proration.

Tenders of Old 2011-2012 Notes for CCH I Notes are subject to proration as follows. The aggregate principal amount of CCH I Notes available to be issued in exchange for Old 2011-2012 Notes will be limited to the lesser of (i) $750 million (subject to increase in Charter Holdings’ discretion) and (ii) the maximum amount that can be issued without causing the total principal amount of CCH I Notes issuable in the exchange offers to exceed $3.525 billion. If the offer to issue CCH I Notes in exchange for Old 2011-2012 Notes is oversubscribed, all tendered 11.125% Senior Notes due 2011, 9.92% Senior Discount Notes due 2011 and 10.00% Senior Notes due 2011 will be exchanged for CCH I Notes before any of the other Old 2011-2012 Notes are exchanged for CCH I Notes. To the extent holders of the Old 2011-2012 Notes who tendered for CCH I Notes do not receive CCH I Notes in the exchange offer because of the foregoing, such holders will instead receive CIH Notes as if they had tendered their Old 2011-2012 Notes for CIH Notes (unless they have elected otherwise, in which case their Old 2011-2012 Notes not accepted for CCH I Notes will be returned).

In order to be eligible to receive the early participation payment of $50.00 in principal amount of new notes, holders must tender their Old Notes on or prior to 5:00 PM Eastern Time (ET), on September 9, 2005, unless extended. Eligible holders who validly tender their Old Notes after that time will receive, for each $1,000 principal amount of Old Notes tendered, a principal amount of new notes equal to the total consideration for that series of Old Notes less the early participation payment. The early participation payment will be paid in CCH I Notes, to the extent Old Notes are exchanged for CCH I Notes, and will be paid in CIH Notes, to the extent Old Notes are exchanged for CIH Notes.

Tendered Old Notes may be validly withdrawn at any time prior to 5:00 PM ET, on September 9, 2005. Tendered Old Notes may not be withdrawn after that time.

Holders who exchange Old Notes for CCH I Notes will receive a cash payment on the settlement date of all accrued and unpaid cash interest to, but not including, the settlement date. The first payment of cash interest on each series of CIH Notes will include an amount equal to any cash interest accrued and unpaid to, but not including, the settlement date on the corresponding series of Old 2011-2012 Notes exchanged for CIH Notes. Such amount will be paid on the first date after the settlement date on which cash interest would be paid on the corresponding series of Old 2011-2012 Notes so exchanged.

The new notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. CCH I and CIH will enter into a registration rights agreement pursuant to which they will agree to file an exchange offer registration statement with the Securities and Exchange Commission with respect to the CCH I Notes and CIH Notes.

The complete terms and conditions of the exchange offers are set forth in the informational documents relating to the offers. The exchange offers are subject to significant conditions that are described in the informational documents.

Documents relating to the offers will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire a copy of the eligibility letter may contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 470-3800 (U.S. Toll-free) or (212) 430-3774 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™, Charter High-Speed™ Internet service and Charter Telephone™. Charter Business™ provides scalable, tailored and cost-effective broadband communications solutions to organizations of all sizes through business-to-business Internet, data networking, video and music services. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com .

# # #
Contact:

Press:       Analysts:
David Andersen    Mary Jo Moehle
(314) 543-2213            (314) 543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

•	our ability to repay or refinance debt as it becomes due;
•	our ability to obtain programming at reasonable prices or to pass cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.